Exhibit 10.7

AMENDMENT NO. 2 TO

AMENDED AND RESTATED COLLABORATIVE

RESEARCH, DEVELOPMENT AND MARKETING AGREEMENT

BETWEEN MITOTIX, INC. AND

DUPONT PHARMACEUTICALS COMPANY

This Amendment No. 2, effective July 30, 2000 (the “Effective Date”) is an amendment to the Collaborative Research, Development and Marketing Agreement dated as of December 6, 1995, as amended and restated as of June 2, 1997, and as amended by Amendment No. 1 effective April 3, 2000 (collectively the “Agreement”) between GPC Biotech Inc. (formerly Mitotix, Inc.), a Delaware corporation having its principal place of business at One Kendall Square, Building 600, Cambridge, Massachusetts 02139 (“GPC”) and DuPont Pharmaceuticals Company, a Delaware general partnership having its principal place of business at 974 Centre Road, Wilmington, Delaware 19807 (“DPC”).

WHEREAS, GPC and DPC desire to amend the Agreement to extend the time for certain actions;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment No. 2, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

In Section 4.1 of Amendment No. 1 to the Amended and Restated Collaborative Research, Development and Marketing Agreement between Mitotix, Inc. and DPC, the last sentence of the first paragraph shall be amended to read as follows: “The parties agree to complete the selection process no later than by September 30, 2000.”

In all other respects, the Agreement shall remain in full force and effect, unless further amended by written agreement by the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, No. 2 effective the date and year first written above.

GPC Biotech Inc.		DuPont Pharmaceuticals Company

By:	/s/ Muzammil M. Mansuri	By:	/s/ David Block
	Muzammil M. Mansuri, Ph.D.		David Block

Title:	Executive VP, Research	Title:	Vice President

Date:		Date:

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